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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statements No. 333-62181 of Union Pacific Resources Group Inc. on Form S-3 and No. 333-22613 and No. 333-35641 of Union Pacific Resources Group Inc. on Form S-8, of our report dated March 3, 2000 included in this Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999.



ARTHUR ANDERSEN LLP
Fort Worth, Texas
March 23, 2000